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EXHIBIT 11

                        METRO INFORMATION SERVICES, INC.
                       COMPUTATION OF NET INCOME PER SHARE
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                                                      THREE MONTHS ENDED          SIX MONTHS ENDED
                                                           June 30,                   June 30,
                                                    ----------------------       -------------------
                                                     1997           1998          1997         1998
                                                    ------         -------       ------       ------

SHARES
Average outstanding during the period and
         number of shares on which published
         basic net income per share is based      14,800,000    14,840,325    14,416,667    14,831,858

Add:  Incremental shares from assumed
         exercise of stock options                    10,095       177,644        10,896       171,658
                                                  ----------    ----------    ----------    ----------

Number of shares on which published
         diluted net income per share is based    14,810,095    15,017,969    14,427,563    15,003,516
                                                  ----------    ----------    ----------    ----------
                                                  ----------    ----------    ----------    ----------

EARNINGS

Net income applicable to common
         shareholders                            $ 2,180,350   $ 3,558,848   $ 4,012,222   $ 6,457,410
                                                 -----------   -----------   -----------   -----------
                                                 -----------   -----------   -----------   -----------

Net income per share:
         Basic                                   $      0.15   $      0.24   $      0.28   $      0.44
                                                 -----------   -----------   -----------   -----------
                                                 -----------   -----------   -----------   -----------
         Diluted                                 $      0.15   $      0.24   $      0.28   $      0.43
                                                 -----------   -----------   -----------   -----------
                                                 -----------   -----------   -----------   -----------

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